             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                  June 1, 2001


Century Business Services, Inc.
6480 Rockside Woods Boulevard, South
Suite 330
Cleveland, OH  44131

Ladies and Gentlemen:

         We have acted as counsel to Century Business Services, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "REGISTRATION Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of up to 1,000,000 shares (the "SHARES") of the Company's common stock, par value $0.01 per share ("COMMON STOCK"), to be issued under the Company's Employee Stock Investment Plan (the "INVESTMENT PLAN").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Shares are issued and delivered as described in the Investment Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Century Business Services, Inc.
June 1, 2001
Page 2


         ("LAWS") of (i) the laws of the General Corporation Law of the State of Delaware or (ii) the Federal Laws of the United States of America.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.


                                    Sincerely,


                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.